UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

MINING POWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55788	46-3289369
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

20200 Dixie Highway

Suite 906

Miami, Florida 33180

(Address of Principal Executive Offices)

(800) 304-2657

(Registrant's Telephone Number including Area Code)

18851 Northeast 29th Avenue

Suite 700

Aventura, Florida 33180-2845

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of August 1, 2018, the Board of Directors of Mining Power Group, Inc., a Colorado corporation (the "Company"), appointed Dror Svorai, a member of the Board of Directors of the Registrant. Following Mr. Svorai’s appointment and acceptance as a member of the Board of Directors of the Registrant, the Board of Directors of the Registrant accepted the resignation of Yaniv Nahon as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors. Immediately following the resignation of Mr.Nahon, the Board of Directors appointed Dror Svorai, a member of the Board of Directors, as the Corporation’s President/Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Company. Therefore, as of the date of this Current Report, the sole member of the Board of Directors and sole officer of the Registrant is Dror Svorai.

Mr. Nahon did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Svorai is also the majority shareholder of the Registrant, holding 47,000,000 shares of restricted common stock or 88.72% out of 52,974,165 issued and outstanding shares of common stock of the Registrant as of August 1, 2018; and 953,000 shares of the Registrant’s Series A Preferred Stock.

Biography

Dror Svorai is President, Chief Executive Officer, Secretary and Treasurer and sole director of the Mining Power Group, Inc. From 2012 to 2017, Dror Svorai was the President, CEO and Treasurer of Vapor Group, Inc., which he co-founded in 2012 along with its subsidiaries, Total Vapor Inc., Vapor 123, Inc. and Vapor Products, Inc. In this capacity, he oversaw its day-to-to operations and managed their growth. In the ten years prior to 2012, Mr. Svorai has served in executive positions, including president and chief executive officer of several companies, and has maintained an ongoing involvement in several private real estate ventures. Before 2012, Mr. Svorai also was involved in investments in real estate, and was a business owner in the garment industry and the private jet industry. From 1997 until 2001, Mr. Svorai was the founder and chief executive officer of Ocean Drive of Orlando, Florida. From 1998 until 2003, Mr. Svorai was the founder and chief executive officer of Ocean Drive Fashion. From 2003 until 2006 Mr. Svorai was the founder and chief executive officer of the D & D Fashion Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mining Power Group, Inc. ( the “Registrant”)
DATE: August 1, 2018	a Colorado corporation

/s/ Dror Svorai
Name: Dror Svorai
Title: Chief Executive Officer